Exhibit 10.3
Employment Agreement of Ronald R. Dilling
Amendment
     Pursuant to Section 19 of the Employment Agreement between SeraCare Life Sciences, Inc. and Ronald R. Dilling dated February 1, 2008 (the “Agreement”), SeraCare Life Sciences, Inc. (the“Company”) and Ronald Dilling (the “Executive”) hereby agree to amend the Agreement as follows, effective February 1, 2008:
1.	A new sentence is added at the end of Section 3(e), to read in its entirety as follows:

“Any such payment or reimbursement of such expenses that could constitute “nonqualified deferred compensation” subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, shall be subject to the Company’s reimbursement policy or policies in effect from time to time.”

2.	A new sentence is added after the heading in Section 4(f), to read in its entirety as follows:

“Any payment of the Final Compensation payable pursuant to this Section 4 shall be made promptly and in all events within sixty (60) days of the Executive’s separation from service, subject, in the case of reimbursements, to the Executive’s delivery to the Company of such documentation as described under Section 4(a)(iii) and to the Company’s reimbursement policy or policies in effect from time to time.”

3.	A new Section 4(g) is hereby added to read in its entirety as follows:

“(g) For purposes of this Agreement, references to termination of employment, separation from service and similar or correlative terms mean a “separation from service” (as defined at Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.”
IN WITNESS WHEREOF, the Company by its duly authorized officer, and Executive, have executed this Amendment this 31st day of December, 2008.

THE COMPANY:		THE EXECUTIVE:

By:	/s/ Susan L.N. Vogt	/s/ Ronald R. Dilling

	Susan L.N. Vogt	Ronald R. Dilling
Title: President and Chief Executive Officer
Employment Agreement of Ronald Dilling — Amendment